UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 21, 2016

ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 College Street, New Haven, Connecticut 06510
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:    475 230-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.
On September 21, 2016, Alexion Pharmaceuticals, Inc. entered into an amendment (Amendment) to the Consulting Agreement between Alexion and Dr. Leonard Bell dated April 1, 2015. Dr. Bell serves as Alexion's Chairman of the Board of Directors and is the former Chief Executive Officer of Alexion.
The Amendment extends the term of Dr. Bell’s services as a consultant by six months until March 31, 2017, and provides that the consulting period may be further extended for an additional six months until September 30, 2017, upon mutual agreement of Dr. Bell and Alexion. During the consulting period, Dr. Bell will remain an independent contractor and receive a consulting fee of $750,000 during the period from October 1, 2016 through March 31, 2017. Dr. Bell will also receive an additional consulting fee of $750,000 during the period from April 1, 2017 through September 30, 2017 (unless otherwise agreed to between the parties) if he and Alexion agree to extend the consulting period by six months. The consulting fee is payable in monthly installments in arrears. Except as modified by the Amendment, the Consulting Agreement will remain in effect in accordance with its terms.
The foregoing descriptions are only a summary of the Amendment. The Amendment is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	First Amendment to Consulting Agreement, by and between Alexion Pharmaceuticals, Inc. and Dr. Leonard Bell, dated September 21, 2016.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2016	ALEXION PHARMACEUTICALS, INC.
By: /s/ Michael V. Greco Name: Michael V. Greco Title: Senior Vice President of Law and Corporate Secretary